EAGLE MATERIALS INC. REPORTS A 62% INCREASE
IN SECOND QUARTER EARNINGS

Second Quarter FY 2005 vs. Second Quarter FY 2004

•	NET EARNINGS OF $30.1 MILLION AND DILUTED EPS OF $1.62 SECOND HIGHEST QUARTERLY RESULTS IN COMPANY HISTORY
•	GYPSUM WALLBOARD SALES VOLUME ALL-TIME COMPANY RECORD FOR THE QUARTER
•	GYPSUM WALLBOARD AVERAGE NET SALES PRICE INCREASED 31%
•	CEMENT AVERAGE NET SALES PRICE INCREASED 5%

(Dallas, TX October 28, 2004): Eagle Materials Inc. (NYSE: EXP and EXP.B) today reported financial results for the second quarter of Fiscal Year (FY) 2005 ended September 30, 2004. EXP produces and distributes Cement, Gypsum Wallboard, Recycled Paperboard and Concrete and Aggregates.

For the quarter ended September 30, 2004, revenues and net earnings were $163.1 million and $30.1 million, respectively. Revenues increased 21% year-over-year and net earnings increased 62% year-over-year. Diluted earnings per share for the second quarter of FY 2005 were $1.62 compared with $1.00 in the same period a year ago, a 62% increase.

EXP is well positioned to continue to achieve superior results given its strong financial position and the growing construction industry. During the first eight months of the year, construction industry spending amounted to $646.8 billion, 9.4% above the $591.2 billion for the same period in 2003. Continued strong residential construction activity led to record industry gypsum wallboard shipments in the second quarter and gypsum wallboard sales prices continued to strengthen through the second quarter. Demand for cement is also at record levels outpacing last year’s consumption by over 8%.

The general outlook for our businesses remains very favorable. For the upcoming year, we expect demand to remain high in the Gypsum Wallboard market and supply to be tight (with greater than 90% of industry capacity utilized) as a result of favorable levels of activity in residential construction, repair/remodel construction, and increasing commercial construction activity. Additionally, the price of imported cement continues to be impacted by higher freight rates and increasing consumption in world markets. Collectively, strong demand and higher import costs continue to put upward pressure on cement pricing with price increases of $5.00 to $8.00 per ton announced in all of EXP’s markets to take effect during the next several months.

Based on the above factors, the Company expects to report earnings ranging from $1.30 per diluted share to $1.50 per diluted share for the quarter ending December 31, 2004, and $5.25 per diluted share to $5.65 per diluted share for Fiscal 2005.

DETAILS OF FINANCIAL RESULTS

We conduct two out of four of our cement plant operations through joint ventures, Texas Lehigh Cement Company and Illinois Cement Company (collectively, the “Joint Ventures”). For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Ventures’ revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance. In addition, for segment reporting purposes we report intersegment revenues as a part of the segments’ total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 4 for a reconciliation of amounts referred to above.

GYPSUM WALLBOARD

Gypsum Wallboard revenues for the second quarter totaled $91.8 million, a 36% increase over $67.4 million for the same quarter a year ago. Gypsum Wallboard’s second quarter operating earnings were $22.9 million, up 227% from $7.0 million for the same quarter last year. The revenue and earnings gain for the quarter resulted from record sales volume at higher sales prices. The average net sales price for this fiscal year’s second quarter was $109.65 per thousand square feet (MSF), 31% greater than $83.67 per MSF for the same quarter last year. Gypsum Wallboard sales volume of 664 million square feet (MMSF) for this year’s second quarter was 7% above the 621 MMSF sold during the second quarter last year.

CEMENT

Operating earnings from Cement increased 1% to $16.8 million for the second quarter this year from $16.7 million for the same quarter last year. The earnings gain was due primarily to higher net sales prices and record sales volume partially offset by higher purchased cement and increased fuel costs. Cement revenues for the second quarter totaled $56.4 million, 6% greater than $53.1 million for the same quarter a year ago.

Cement sales volume for the second quarter totaled 742,000 tons, 2% above 727,000 tons for the same quarter last year. Purchased cement sales volume of 197,000 tons for the second quarter was 81,000 tons, 70% greater than purchased cement sales volume for the second quarter a year ago. Prices have increased since the beginning of the calendar year in each of our markets resulting in a 5% increase in our second quarter average Cement net sales price to $70.05 per ton from $66.64 per ton for the same quarter a year ago.

PAPERBOARD

EXP’s Paperboard operation reported second quarter revenues of $32.8 million, up 15% from revenues of $28.4 million for last year’s second quarter. Paperboard operating earnings of $7.2 million for the second quarter this year were 44% above $5.0 million for last year’s second quarter. The earnings gain resulted primarily from higher sales prices.

For this year’s second quarter, Paperboard sales volume was 70,000 tons, up 3% from last year’s sales volume of 68,000 tons. This year’s second quarter average net sales price of $458.88 per ton was 13% above last year’s second quarter net sales price of $407.69 per ton.

CONCRETE AND AGGREGATES

Revenues from Concrete and Aggregates were $21.3 million for the quarter, 15% greater than $18.6 million for the second quarter a year ago. Concrete and Aggregates reported a $2.5 million operating profit for this year’s second quarter, down 5% from $2.6 million for the same quarter last year due to increased cement costs.

Concrete sales volume increased slightly for the second quarter this year to 229,000 cubic yards, 2% above 224,000 cubic yards for the same quarter last year. EXP’s Concrete average net sales price of $53.51 per cubic yard for the current quarter was 3% higher than $51.95 per cubic yard for the second quarter a year ago.

Aggregates operations reported sales volume of 1,673,000 tons for the current quarter, 31% above sales volume of 1,275,000 tons for the second quarter last year. Aggregates average net sales price of $5.14 per ton for the second quarter was 2% lower than $5.27 per ton for the second quarter last year due primarily to a higher volume of lower priced road base sales in the product mix, offset partially by increased sales pricing in the Northern California market.

CONSOLIDATED YEAR-TO-DATE RESULTS

For the six months ended September 30, 2004, EXP’s net earnings increased 63% to $53,332,000 or $2.85 per diluted share from $32,787,000 or $1.77 per diluted share for the same period a year ago. Revenues for this year’s six-month period of $313,403,000 were 21% greater than $259,039,000 for the same period a year ago.

EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 3:00 p.m. Eastern Time (2:00 p.m. Central Time) on Thursday, October 28, 2004. The conference call will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact EXP at 214-432-2000.

###

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s beliefs at the time the statements were made regarding future events which are subject to significant risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs; unexpected operational difficulties; governmental regulation and changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy could affect the revenues or operating earnings of our operations. In addition, changes in national and regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s results of operations. These and other factors are described in the Annual Report on Form 10-K for the Company for the fiscal year ended March 31, 2004. This report is filed with the Securities and Exchange Commission and may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214/432-2000.

Steven R. Rowley
President and Chief Executive Officer

Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer

(1)	Summary of Consolidated Earnings
(2)	Revenues and Earnings by Lines of Business (Quarter)
(3)	Revenues and Earnings by Lines of Business (Six months)
(4)	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues
(5)	Consolidated Balance Sheets

Eagle Materials Inc.
Attachment 1

Eagle Materials Inc.
Summary of Consolidated Earnings
(dollars in thousands, except per share data)
(unaudited)

		Quarter Ended September 30,
		2004	2003	Change
Revenues		$163,112	$134,636	+21%
Earnings Before Income Taxes		$45,977	$28,664	+60%
Net Earnings		$30,119	$18,564	+62%
Earnings Per Share:
	- Basic	$1.64	$1.01	+62%
	- Diluted	$1.62	$1.00	+62%
Average Shares Outstanding:
	- Basic	18,406,628	18,462,107	—%
	- Diluted	18,615,388	18,609,206	—%

		Six Months Ended September 30,
		2004	2003	Change
Revenues		$313,403	$259,039	+21%
Earnings Before Income Taxes		$81,411	$50,049	+63%
Net Earnings		$53,332	$32,787	+63%
Earnings Per Share:
	- Basic	$2.88	$1.78	+62%
	- Diluted	$2.85	$1.77	+61%
Average Shares Outstanding:
	- Basic	18,518,556	18,434,560	+1%
	- Diluted	18,726,654	18,559,000	+1%

Eagle Materials Inc.
Attachment 2

Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Quarter Ended September 30,
	2004	2003	Change
Revenues*
Cement (Wholly Owned)	$31,400	$32,035	-2%
	19%	24%
Gypsum Wallboard	91,840	67,362	+36%
	56%	50%
Paperboard	18,743	16,166	+16%
	12%	12%
Concrete & Aggregates	20,936	18,303	+14%
	13%	13%
Other, net	193	770	-75%
	—%	1%

Total	$163,112	$134,636	+21%
	100%	100%

Operating Earnings
Cement:
Wholly Owned	$8,025	$9,486	-15%
Joint Venture	8,789	7,220	+22%

	16,814	16,706	+1%
	34%	52%
Gypsum Wallboard	22,862	6,987	+227%
	46%	22%
Paperboard	7,216	4,998	+44%
	15%	16%
Concrete & Aggregates	2,482	2,626	-5%
	5%	8%
Other, net	193	770	-75%
	—%	2%

Total Operating Earnings	49,567	32,087	+54%
	100%	100%
Corporate General Expenses	(2,719)	(2,468)
Interest Expense, net	(871)	(955)

Earnings Before Income Taxes	$45,977	$28,664	+60%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.
Attachment 3

Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Six Months Ended September 30,
	2004	2003	Change
Revenues*
Cement (Wholly Owned)	$64,356	$59,958	+7%
	20%	23%
Gypsum Wallboard	174,096	130,351	+34%
	56%	50%
Paperboard	36,868	32,851	+12%
	12%	13%
Concrete & Aggregates	37,890	34,850	+9%
	12%	13%
Other, net	193	1,029	-81%
	—%	1%

Total	$313,403	$259,039	+21%
	100%	100%

Operating Earnings
Cement:
Wholly Owned	$16,097	$16,164	—%
Joint Venture	13,713	11,696	+17%

	29,810	27,860	+7%
	34%	49%
Gypsum Wallboard	39,862	12,818	+211%
	46%	23%
Paperboard	13,942	10,673	+31%
	16%	19%
Concrete & Aggregates	4,613	4,052	14%
	5%	7%
Other, net	(639)	1,029	-162%
	-1%	2%

Total Operating Earnings	87,588	56,432	+55%
	100%	100%
Corporate General Expenses	(4,598)	(3,936)
Interest Expense, net	(1,579)	(2,447)

Earnings Before Income Taxes	$81,411	$50,049	+63%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.
Attachment 4

Eagle Materials Inc.
Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues
(unaudited)

	Sales Volume
	Quarter Ended			Six Months Ended
	September 30,			September 30,
	2004	2003	Change	2004	2003	Change
Cement (M Tons):
Wholly Owned	393	417	-6%	811	780	4%
Joint Venture	349	310	13%	689	613	12%

	742	727	2%	1,500	1,393	8%
Gypsum Wallboard (MMSF’s)	664	621	7%	1,305	1,207	8%
Paperboard (M Tons):
Internal	28	27	4%	56	52	8%
External	42	41	2%	84	83	1%

	70	68	3%	140	135	4%
Concrete (M Cubic Yards)	229	224	2%	417	433	-4%
Aggregates (M Tons)	1,673	1,275	31%	2,884	2,334	24%

	Average Net Sales Price*
	Quarter Ended			Six Months Ended
	September 30,			September 30,
	2004	2003	Change	2004	2003	Change
Cement (Ton)	$70.05	$66.64	5%	$69.18	$66.60	4%
Gypsum Wallboard (MSF)	$109.65	$83.67	31%	$105.60	$83.21	27%
Paperboard (Ton)	$458.88	$407.69	13%	$452.20	$408.91	11%
Concrete (Cubic Yard)	$53.51	$51.95	3%	$54.12	$52.38	3%
Aggregates (Ton)	$5.14	$5.27	-2%	$5.32	$5.25	1%

*Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended		Six Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Intersegment Revenues:
Cement	$997	$970	$1,778	$1,947
Paperboard	14,018	12,282	27,686	23,686
Concrete and Aggregates	323	330	622	596

	$15,338	$13,582	$30,086	$26,229

Cement Revenues:
Wholly Owned	$31,400	$32,035	$64,356	$59,958
Joint Venture	24,050	20,127	46,780	39,848

	$55,450	$52,162	$111,136	$99,806

Eagle Materials Inc.
Attachment 5

Eagle Materials Inc.
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	September 30,		March 30,
	2004	2003	2004*
ASSETS
Current Assets –
Cash and Cash Equivalents	$6,383	$10,463	$3,536
Accounts and Notes Receivable, net	62,321	55,599	54,352
Inventories	44,388	43,444	48,890

Total Current Assets	113,092	109,506	106,778

Property, Plant and Equipment –	723,670	712,398	715,734
Less: Accumulated Depreciation	(250,031)	(221,617)	(234,929)

Property, Plant and Equipment, net	473,639	490,781	480,805
Investments in Joint Ventures	49,265	51,737	51,503
Goodwill	40,290	40,290	40,290
Other Assets	14,914	11,312	13,599

	$691,200	$703,626	$692,975

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities –
Note Payable	$30,800	$—	$24,100
Accounts Payable and Accrued Liabilities	83,443	66,440	69,991
Current Portion of Long-term Debt	80	80	80

Total Current Liabilities	114,323	66,520	94,171

Long-term Debt	19,000	31,080	58,700
Deferred Income Taxes	105,199	90,392	101,082
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 50,000,000 Shares; Issued and Outstanding 9,667,907, 18,520,103 and 9,607,029 Shares, respectively. Class B Common Stock, Par Value $0.01; Authorized 50,000,000 Shares; Issued and Outstanding, 8,665,769, None and 9,161,459 Shares, respectively.	183	185	188
Capital in Excess of Par Value	—	19,439	28,223
Accumulated Other Comprehensive Losses	(1,877)	(1,703)	(1,877)
Unamortized Restricted Stock	(573)	(709)	(591)
Retained Earnings	454,945	498,422	413,079

Total Stockholders’ Equity	452,678	515,634	439,022

	$691,200	$703,626	$692,975

*From audited financial statements.